UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the securities exchange act of 1934
Date of report (Date of earliest event reported): September 4, 2024

Crescent Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Travis Street, Suite 7200
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, including Area Code:
(713) 332-7001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
Notes Offering
On September 4, 2024, in connection with the Notes Offering (as defined below), Crescent Energy Company (NYSE: CRGY) (the “Company” or “our,” “us,” or “we”) provided certain updated disclosures to potential investors, the relevant excerpts of which are set forth below in Item 8.01.
In addition, to the extent required, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 2.02 by reference.
The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Item 7.01.    Regulation FD Disclosure.
On September 4, 2024, Crescent Energy Finance LLC (“CE Finance”), a subsidiary of the Company, issued a news release announcing that, subject to market conditions, CE Finance intends to offer (the “Notes Offering”) for sale in a private placement pursuant to Rule 144A and Regulation S under the Securities Act, to eligible purchasers $250 million aggregate principal amount of its 7.375% Senior Notes due 2033 (the “Notes”). The Notes are being offered as additional notes under the indenture dated as of June 14, 2024 (the “Base Indenture”), as supplemented by the first supplemental indenture dated as of September 3, 2024 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), pursuant to which the Issuer has previously issued $750 million aggregate principal amount of 7.375% Senior Notes due 2033 (the “Existing Notes”). The Notes will have substantially identical terms, other than the issue date, and the issue price, as the Existing Notes, and the Notes and the Existing Notes will be treated as a single series of securities under the Indenture and will vote together as a single class. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Also on September 4, 2024, the Company issued a news release announcing entry into a series of agreements with unaffiliated third parties to acquire certain interests in oil and gas properties, rights and related assets located in Atascosa, Frio, La Salle and McMullen Counties, Texas for aggregate consideration of approximately $168 million, subject to customary purchase price adjustments (the “August 2024 Acquisition”). A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.
In addition, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.
The information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act, or the Exchange Act.
Item 8.01    Other Events.
On September 4, 2024, in connection with the Notes Offering, the Company provided certain updated disclosures to potential investors, the relevant excerpts of which are set forth below.
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The Company’s portfolio of assets:
•at December 31, 2023, consisted of 994.0 net MMBoe after giving effect to the merger with SilverBow Resources Inc. (“SilverBow,” and such transaction, the “SilverBow Merger”) of proved reserves, of which approximately 52% were liquids after giving effect to the SilverBow Merger, reflecting $8.2 billion and $6.3 billion, respectively, in standardized measure after giving effect to the SilverBow

Merger), in net proved and net proved developed (“PD”) present value discounted at a 10% discount rate;
•during the year ended December 31, 2023, produced 149 net MBoe/d and during the six months ended June 30, 2024 produced 165 net MBoe/d (with the SilverBow Transaction to add approximately 59 MBoe/d and 92 MBoe/d of net production, respectively); and
•during the year ended December 31, 2023, generated $764.6 million of net income, $1,823.6 million of Adjusted EBITDAX and $541.6 million of Levered Free Cash Flow, after giving effect to the July Western Eagle Ford Acquisition and the SilverBow Transactions.
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The Company’s estimated 2024 PDP decline rate of approximately 25%, based on forecasts used in its reserve report, and inclusive of the assets acquired in the SilverBow Merger (the “SilverBow Assets”), is substantially lower than the industry average.
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Based on forecasts used in the Company’s reserve report and SilverBow’s reserve report, the Company’s PDP reserves as of December 31, 2023, inclusive of the SilverBow Assets, have estimated average five-year and ten-year annual decline rates of approximately 16% and approximately 13%, respectively, and an estimated 2024 PDP decline rate of approximately 25%.
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The table below illustrates the aggregate reserve volumes associated with the Company’s proved assets as of December 31, 2023.

Operating Area	NYMEX(4)(5) Net PD PV-10(1)(2)(3)
(MM)
Eagle Ford	$1,831
Rockies	1,143
Other(6)	863
Total excluding SilverBow Assets	$3,837
SilverBow Assets	1,827
Total including SilverBow Assets	$5,664
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(1)The Company’s reserves and PV-10 were determined using SEC Pricing. For oil and NGL volumes, the average WTI posted price of $78.22 per barrel as of December 31, 2023, was adjusted for items such as gravity, quality, local conditions, gathering, transportation fees and distance from market. For natural gas volumes, the average Henry Hub Index spot price of $2.64 per MMBtu as of December 31, 2023, was similarly adjusted for items such as quality, local conditions, gathering, transportation fees and distance from market. All prices are held constant throughout the lives of the properties. The average adjusted product prices over the remaining lives of the properties are $74.71 per barrel of oil, $2.36 per Mcf of natural gas and $27.33 per barrel of NGLs.
(2)SilverBow’s reserves and PV-10 were determined using SEC pricing. The 12-month 2023 average adjusted prices after differentials were $2.30 per Mcf of natural gas, $76.79 per barrel of oil, and $25.43 per barrel of NGL.
(3)Reflects the net proved and net PD present values reflected in the Company’s and SilverBow’s respective proved reserve estimates as of December 31, 2023. PV-10 is not a financial measure prepared in accordance with GAAP because it does not include the effects of income taxes on future revenues.
(4)The Company’s NYMEX reserves and PV-10 were determined using index prices for oil and natural gas, respectively, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for our estimates of quality, transportation fees, and market differentials. The NYMEX reserves calculations are based on NYMEX futures pricing at closing on July 31, 2024 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $63.89 per barrel of oil, $3.16 per Mcf of natural gas and $23.18 per barrel of NGLs as of July 31, 2024 for Crescent Energy Company. We

believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not a substitute, for the data presented based on SEC pricing. See “—Summary reserve and operating data—Summary reserve data based on NYMEX pricing.”
(5)SilverBow’s reserves, PV-0 and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for estimates of quality, transportation fees and market differentials. The NYMEX reserves calculations are based on NYMEX futures pricing at closing on July 31, 2024 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $65.73 per barrel of oil, $3.03 of natural gas and $21.77 per barrel of NGLs as of July 31, 2024 for SilverBow. The Company believes that the use of forward prices provides investors with additional useful information about reserves estimates, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC pricing.
(6)Includes working interest properties located in Mid-Con, Barnett, California and Permian as well as diversified minerals.
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As of December 31, 2023 and including the net drilling locations gained through the SilverBow Merger, the Company has identified 566 net locations as PUD drilling locations.
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The following pro forma financial data as of and for the six months ended June 30, 2024 and for the year ended December 31, 2023 were derived from the unaudited pro forma condensed combined and consolidated financial statements of the Company included in the Company’s Current Report on Form 8-K/A, filed with the SEC on August 13, 2024, which has been prepared from the respective historical financial statements of, as applicable, the Company, SilverBow, the South Texas Rich Properties and the July Western Eagle Ford Assets. The below table provides reconciliations of Adjusted EBITDAX and Levered Free Cash Flow to the nearest comparable GAAP metric:

	Pro Forma
	Six Months Ended June 30,	Year Ended December 31,
	2024	2023
	(in thousands)
Net income (loss)	$113,882	$764,589
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense	149,921	281,356
Loss from extinguishment of debt	22,582	41,990
Realized loss on interest rate derivatives	—	—
Income tax expense (benefit)	21,826	94,401
Depreciation, depletion and amortization	460,878	836,229
Exploration expense	193	9,328
Non-cash (gain) loss on derivatives	182,183	(473,344)
Impairment expense	—	153,495
Non-cash equity-based compensation expense	67,753	147,763
(Gain) loss on sale of assets	(19,449)	—
Other (income) expense	(1,111)	85
Certain redeemable noncontrolling interest distributions made by OpCo related to Manager Compensation	(9,682)	(27,356)
Transaction and nonrecurring expenses	18,462	56,542
Early settlement of derivative contracts	—	—
Settlement of acquired derivative contracts	—	(61,455)
Adjusted EBITDAX (non-GAAP)	$1,007,438	$1,823,623
Adjustments to reconcile to Levered Free Cash Flow:
Interest expense, excluding non-cash amortization of deferred financing costs, discounts and premiums	$(142,352)	$(264,803)
Loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts, and premiums	(14,817)	(41,990)
Realized loss on interest rate derivatives	—	—
Current income tax benefit (expense)	(30,031)	11,418
Tax-related redeemable noncontrolling interest (distributions) made by OpCo	(129)	(753)
Development of oil and natural gas properties	(539,033)	(985,910)
Levered Free Cash Flow (non-GAAP)	$281,076	$541,585
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As of July 31, 2024, the Company had $724.0 million outstanding borrowings under its Revolving Credit Facility, resulting in $1,254.5 million of remaining availability thereunder (net of $21.5 million in outstanding letters of credit).
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A key tenet of the Company’s focused risk management effort is an active economic hedging strategy to mitigate near-term price volatility while maintaining long-term exposure to underlying commodity prices. The Company’s hedging program limits its near-term exposure to product price volatility and allows it to protect the balance sheet and corporate returns through commodity cycles and return capital to investors. Future transactions may include price swaps whereby the Company will receive a fixed price for its production and pay a variable market price to the contract counterparty. Additionally, the Company may enter into collars, whereby it receives the excess, if any, of the fixed floor over the floating rate or pay the excess, if any of the floating rate over the fixed ceiling. In connection with the closing of the SilverBow Merger, the Company assumed SilverBow’s outstanding commodity hedging arrangements. As of August 31, 2024, the Company’s derivative portfolio had an aggregate notional value of approximately $2.8 billion. The Company determines the fair value of its oil and natural gas commodity derivatives using valuation techniques that utilize market quotes and pricing analysis. Inputs include publicly available prices and forward price curves generated from a compilation of data gathered from third parties.
The following table details the Company’s net volume positions by commodity as of August 31, 2024.

Production Period	Volumes	Weighted Average Fixed Price
	(in thousands)
Crude oil swaps – WTI (Bbls):
2024	4,454	$71.75
2025	6,442	$72.68
2026	1,746	$69.00
Crude oil swaps – Brent (Bbls):
2024	56	$76.70
Crude oil collars – WTI (Bbls):
2024	3,721	$63.16	—	$81.29
2025	3,934	$61.22	—	$78.30
2025(1)	1,460	$60.00	—	$85.00
2026	273	$64.00	—	$71.50
Crude oil swaptions – WTI (Bbls):
2026	730	$75.15
Crude oil collars – Brent (Bbls):
2024	73	$65.00	—	$100.00
2025	365	$65.00	—	$91.61
Natural gas swaps (MMBtu):
2024	35,037	$3.86
2025	55,205	$3.97
2026	41,745	$3.98
Natural gas collars (MMBtu):
2024	11,229	$3.64	—	$4.85
2025	71,569	$3.11	—	$5.78
2026	36,500	$3.00	—	$4.66
NGL Swaps (Bbls):
2024	659	$25.92
2025	1,460	$23.88
Crude oil basis swaps (Bbls):
2024	3,370	$1.51
2025	7,848	$1.72
Natural gas basis swaps (MMBtu):
2024	38,975	$(0.30)
2025	88,987	$(0.25)
2026	36,500	$(0.39)
Calendar Month Average roll swaps (Bbls):
2024	3,490	$0.51
2025	6,570	$0.43
Natural gas Index swaps (MMBtu):
2024	1,220	$0.03

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(1)Represents outstanding crude oil collar options exercisable by the counterparty until December 16, 2024.
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Summary reserve data based on NYMEX pricing
The following table provides the Company’s and SilverBow’s historical reserves, PV-0 and PV-10 as of December 31, 2023 using NYMEX pricing, individually and on a combined basis. The Company has included this reserve sensitivity in order to provide an additional method of presentation of the fair value of the assets and the cash flows that are expected to be generated from those assets based on the market’s forward-looking pricing expectations as of July 31, 2024. The Company believes that the use of forward prices provides investors with additional useful information about its reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although the Company cautions investors that this information should be viewed as a helpful alternative, not a substitute, for the data presented based on SEC pricing. In addition, the Company believes strip pricing provides relevant and useful information because it is widely used by investors in its industry as a basis for comparing the relative size and value of proved reserves to its peers and in particular addresses the impact of differentials compared with its peers. The Company and SilverBow’s respective estimated historical reserves, PV-0 and PV-10 based on NYMEX pricing, were otherwise prepared on the same basis as the Company’s and SilverBow’s respective estimations based on SEC pricing reserves for the comparable period. Reserve estimates using NYMEX pricing are calculated using the internal systems of the Company’s management and have not been prepared or audited by an independent, third-party reserve engineer, but otherwise contain the same parameters, except for price and minor system differences.

	As of December 31, 2023
	Crescent(1)	SilverBow(2)	Total(3)
Net Proved Reserves:
Oil (MBbls)	236,187	93,144	329,331
Natural gas (MMcf)	1,358,576	1,707,658	3,066,234
NGLs (MBbls)	102,274	70,587	172,861
Total Proved Reserves (MBoe)	564,892	448,341	1,013,233
PV-0 (millions) (4)	$7,703	$5,554	$13,257
PV-10 (millions) (4)	$4,654	$2,582	$7,237
Net Proved Developed Reserves:
Oil (MBbls)	163,326	39,342	202,668
Natural gas (MMcf)	1,216,321	766,435	1,982,756
NGLs (MBbls)	88,144	38,191	126,335
Total Proved Developed Reserves (MBoe)	454,192	205,272	659,464
PV-0 (millions) (4)	$5,781	$3,178	$8,959
PV-10 (millions) (4)	$3,836	$1,827	$5,664
Net Proved Undeveloped Reserves:
Oil (MBbls)	72,861	53,802	126,663
Natural gas (MMcf)	142,255	941,223	1,083,478
NGLs (MBbls)	14,130	32,396	46,526
Total Proved Undeveloped Reserves (MBoe)	110,700	243,069	353,769
PV-0 (millions) (4)	$1,922	$2,376	$4,299
PV-10 (millions) (4)	$818	$755	$1,573

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(1)The Company’s NYMEX reserves, PV-0 and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for estimates of quality, transportation fees, and market differentials. The NYMEX reserves calculations are based on NYMEX pricing at closing on July 31, 2024 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $63.89 per barrel of oil, $3.16 per Mcf of natural gas and $23.18 per barrel of NGLs as of July 31, 2024 for the Company. The Company believes that the use of forward prices provides investors with additional useful information about its reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although the Company cautions investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC pricing.
(2)SilverBow’s reserves, PV-0 and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date. The NYMEX reserves calculations are based on NYMEX pricing at closing on July 31, 2024 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $65.73 per barrel of oil, $3.03 per Mcf of natural gas and $21.77 per barrel of NGLs as of July 31, 2024 for SilverBow. The Company believes that the use of forward prices provides investors with additional useful information about reserves estimates, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although the Company cautions investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC pricing.
(3)Pro forma reserve data generally represents the arithmetic sum of the proved reserves, the standardized measure, PV-0 and PV-10 attributable to the Company and SilverBow. The proved reserves of SilverBow are based on its development plans and its reserve engineers’ reserve estimation methodologies. Because the Company will develop such proved reserves in accordance with its own development plan and, in the future, will estimate proved reserves in accordance with its own methodologies, the estimates presented herein for SilverBow may not be representative of the Company’s future reserve estimates with respect to these properties or the reserve estimates we would have reported if we had owned such properties as of December 31, 2023.
(4)Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. Neither PV-0 nor PV-10 represent an estimate of the fair market value of the Company’s oil and natural gas properties. The Company’s PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of the Company’s PV-10 of discounted future net cash flows. The Company believes that the presentation of PV-0 and PV-10 is relevant and useful to its investors about the future net cash flows of its reserves in the absence of a comparable measure such as standardized measure. The Company and others in its industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. Investors should be cautioned that neither of PV-0 and PV-10 represent an estimate of the fair market value of the Company’s proved reserves. GAAP does not prescribe any corresponding measure for PV-10 of reserves based on pricing other than SEC pricing. As a result, it is not practicable for the Company to reconcile the Company’s PV-10 using NYMEX pricing to standardized measure as determined in accordance with GAAP.
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August 2024 Acquisition
On August 26, 2024, a subsidiary of the Company entered into a series of agreements with unaffiliated third parties to acquire certain interests in oil and gas properties, rights and related assets located in Atascosa, Frio, La Salle and McMullen Counties, Texas (the “Central Eagle Ford Assets”) for aggregate consideration of approximately $168 million, subject to customary purchase price adjustments (the “August 2024 Acquisition”). The Central Eagle Ford Assets are expected to produce approximately 4,000 Boe/d in 2025 (85% oil) with an approximately 23% decline rate. Additionally, the Central Eagle Ford Assets include 30 gross (23 net) operated locations, approximately 5,300 net royalty acres and approximately 13,000 net working interest acres.
The August 2024 Acquisition is expected to close in late September 2024, subject to customary closing conditions.
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Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit	Description
99.1	Press Release, dated September 4, 2024, relating to the Offering.
99.2	Press Release, dated September 4, 2024, relating to the August 2024 Acquisition.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, CRGY has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 4, 2024

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel